EXHIBIT 15

Accountant’s Acknowledgement

The Board of Directors, PepsiCo, Inc.
We hereby acknowledge our awareness of the use of our report dated October 8, 2002 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and thirty-six weeks ended September 7, 2002, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

                                                           Registration Number
Form S-3
--------
PepsiCo SharePower Stock Option Plan for PCDC Employees            33-42121
$32,500,000 Puerto Rico Industrial, Medical and Environmental
  Pollution Control Facilities Financing Authority Adjustable
  Rate Industrial Revenue Bonds                                    33-53232
Extension of the PepsiCo SharePower Stock Option Plan to
  Employees of Snack Ventures Europe, a joint venture
  between  PepsiCo Foods International and General Mills, Inc.     33-50685
$4,587,000,000 Debt Securities and Warrants                        33-64243
$500,000,000 Capital Stock, 1 2/3 cents par value                  333-56302
Form S-4
--------
330,000,000 Shares of Common Stock, 1 2/3 cents par value
  and 840,582 Shares of Convertible Stock, no par value            333-53436
Form S-8
--------
PepsiCo SharePower Stock Option Plan                               33-35602, 33-29037,
                                                                   33-42058, 33-51496,
                                                                   33-54731 & 33-66150
1988 Director Stock Plan                                           33-22970
1979 Incentive Plan and the 1987 Incentive Plan                    33-19539
1994 Long-Term Incentive Plan                                      33-54733
1995 Stock Option Incentive Plan                                   33-61731 & 333-09363
1979 Incentive Plan                                                2-65410
PepsiCo, Inc. Long Term Savings Program                            2-82645, 33-51514 &33-
                                                                   60965
PepsiCo 401(K) Plan                                                333-89265
PepsiCo Puerto Rico 1165(e) Plan                                   333-56524
Retirement Savings and Investment Plan for Union Employees
  of Tropicana Products, Inc. and Affiliates and the Retirement
   Savings and Investment Plan for Union Employees of Tropicana
   Products, Inc. and Affiliates (Teamster Local Union 3173)       333-65992
The Quaker Long Term Incentive Plan of 1990, The Quaker Long
  Term Incentive Plan of 1999 and The Quaker Oats Company
  Stock Option Plan for Outside Directors                          333-66632
The Quaker 401(k) Plan for Salaried Employees and The Quaker
  401(k) Plan for Hourly Employees                                 333-66634
The PepsiCo 401(k) Plan for Salaried Employees                     333-76196
The PepsiCo 401(k) Plan for Hourly Employees                       333-76204
The PepsiCo Share Award Plan                                       333-87526

New York, New York                                                 KPMG LLP
October 15, 2002